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PIP - PharmAthene, Inc. and Theraclone Sciences Announce Merger Agreement to Create Diversified Biologics Company Targeting Government and Commercial Markets

EVENT DATE/TIME: AUGUST 01, 2013 / 01:00PM GMT

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AUGUST 01, 2013 / 01:00PM GMT, PIP - PharmAthene, Inc. and Theraclone Sciences Announce Merger Agreement to Create Diversified Biologics Company Targeting Government and Commercial Markets

CORPORATE PARTICIPANTS

Stacey Jurchison PharmAthene, Inc. - IR

Eric Richman PharmAthene, Inc. - President, CEO

Cliff Stocks Theraclone - CEO

Linda Chang PharmAthene, Inc. - SVP, CFO

CONFERENCE CALL PARTICIPANTS

Nathan Cali Noble Financial - Analyst

Yi Chen Aegis Capital - Analyst

Robert FuentesPrivate Investor

Greg Wade Wedbush - Analyst

PRESENTATION

Operator

Good day ladies and gentlemen and welcome to the PharmAthene and Theraclone Sciences joint conference call. My name is Lisa and I will be the coordinator for this morning's call. At this time, all participants are in listen-only mode. Following the prepared remarks, we will conduct a question and answer session.

As a reminder, this conference is being recorded for replay purposes. I'd now like to turn the conference over to your host for today, Ms. Stacey Jurchison. Please proceed. Thank you.

Stacey Jurchison - PharmAthene, Inc. - IR

Thank you, Lisa. Good morning, everyone, and thank you for joining us today. My name is Stacey Jurchison and I am the Director of Corporate Communications for PharmAthene. We are very pleased you could join us today to learn about the proposed merger between PharmAthene and Theraclone Sciences.

A joint press release was issued early this morning outlining details of this important transaction. There will be further communications in the days and weeks ahead about the proposed merger. We also intend to file a preliminary proxy statement prospectus. Shareholders of PharmAthene are urged to read all relevant documents filed with the SEC, including the proxy statement, as it will contain important information about the proposed transaction.

I must point out that during today's call we will be making projections and other forward-looking statements, which are based on our current beliefs and expectations. Please be aware that these statements are subject to certain risks and uncertainties. We advise you to consult PharmAthene's filings with the SEC for additional information.

In addition, this communication may be deemed to be a solicitation in respect of the proposed merger of PharmAthene and Theraclone. The directors and executive officers of PharmAthene and Theraclone may be deemed to be participants in the solicitation of proxies from PharmAthene and Theraclone common stockholders in respect of this proposed transaction.

I will now turn the call over to Eric Richman, President and CEO of PharmAthene, to begin. Eric?

Eric Richman - PharmAthene, Inc. - President, CEO

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AUGUST 01, 2013 / 01:00PM GMT, PIP - PharmAthene, Inc. and Theraclone Sciences Announce Merger Agreement to Create Diversified Biologics Company Targeting Government and Commercial Markets

Thank you, Stacey, and good morning, everyone. We are pleased you could participate today as we inform you about the proposed merger of PharmAthene and Theraclone Sciences. I would like to begin by extending a warm welcome to Theraclone investors and employees who are joining us. On the call with me today is Linda Chang, Senior Vice President and Chief Financial Officer for PharmAthene, and Clifford Stocks, Chief Executive Officer of Theraclone.

As I've previously mentioned on prior conference calls, PharmAthene's strategic vision is to build a solid foundation in biodefense with diversification in broader commercial markets. We first met Theraclone several years ago when they discovered a universal monoclonal antibody for symptomatic flu infection, a very important product which addresses both commercial and government stockpile markets.

We have followed their progress over the years and have been quite impressed with their ability to develop not only this flu candidate, but also a portfolio of other monoclonal antibody products addressing significant unmet medical needs.

Our decision to merge with Theraclone is consistent with the execution of our long-term strategy. We believe this transaction represents a significant value-creating opportunity for both PharmAthene and Theraclone shareholders, combining PharmAthene's strong vaccine and biologics development capabilities and government contracting experience, with Theraclone's unique monoclonal antibody pipeline and discovery platform.

Together, we are building a superior biologics Company with monoclonal antibody expertise and a broad portfolio that we believe will lead to sustainable long-term growth.

Monoclonal antibodies represent one of the fastest growing segments of the pharmaceutical industry today. Currently, there are 30 monoclonal antibody-based products that are marketed worldwide, with revenues in excess of $40 billion in 2011 and growing.

It is a technology with a clear regulatory path, a well accepted manufacturing process, and the ability to address unmet medical needs. Investor interest in monoclonal antibodies is well established and, over the years, shareholders and patients alike have benefitted from these important products.

The new Company will feature a diversified portfolio comprised of four clinical stage programs, pharma partnerships, and multiple pre-clinical programs with a focus in infectious diseases and oncology. The combined Company will continue to benefit from our ability to leverage non-dilutive government funding. In addition, we have the potential to receive a share of revenue from sales of SIGA Technologies' smallpox antiviral, Arestvyr.

As a stronger combined Company with expanded access to non-dilutive funding sources, we expect to remain solidly financed through resolution of the SIGA litigation and advance a broader pipeline of therapies for unmet medical needs.

For example, Theraclone's flu antibody is being developed for the treatment of patients who are hospitalized with severe seasonal influenza, and also has promising application in the prevention and treatment of pandemic flu.

The need for a broad-spectrum flu treatment was outlined in the US government's medical countermeasures implementation plan, which was issued in December 2012. Theraclone has responded to a US government Broad Agency Announcement calling for proposals for a broad-spectrum anti-influenza monoclonal antibody therapeutic. We are very optimistic about the prospects for this program.

This is an appropriate time for me to introduce Mr. Clifford Stocks, Chief Executive Officer of Theraclone. Cliff joined Theraclone in December of 2011 and brings more than twenty years of experience in the biotechnology industry.

Cliff spent 15 years with ICOS Corporation, where he served as Executive Officer and Vice President of Business Development. During this time, he played an instrumental role as part of the leadership team that developed and launched Cialis and was a key architect of the Lilly ICOS joint venture partnership, which ultimately led to the $2.3 billion acquisition of ICOS in 2007.

Most recently, he served as Chief Business Officer at Calistoga Pharmaceuticals, where he spearheaded the collaboration and M&A activities that ultimately resulted in the acquisition of Calistoga by Gilead in 2011 for $600 million. Cliff is a highly-experienced biotechnology executive and is well respected within the biotech and investment communities. It is my pleasure to introduce him to you today.

Cliff Stocks - Theraclone - CEO

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AUGUST 01, 2013 / 01:00PM GMT, PIP - PharmAthene, Inc. and Theraclone Sciences Announce Merger Agreement to Create Diversified Biologics Company Targeting Government and Commercial Markets

Thank you, Eric, and good morning, everyone. I would like to underscore Eric's comments and express our shared enthusiasm for this transaction, which has been unanimously approved by both Companies' Boards of Directors. Theraclone and PharmAthene have complementary pipelines focused on monoclonal antibodies and vaccines, potentially addressing a broad spectrum of indications in significant, high value markets.

Together, our goal is to create a stronger organization with an enviable pipeline of important products, and a robust discovery engine to generate new product candidates that drive shareholder value.

Let me provide some background on our Company, and then I will introduce our lead clinical candidates. Theraclone was formed in 2004 and has received venture funding from some of most prominent life sciences investors, including Arch Venture Partners, Canaan Partners, Healthcare Ventures, MPM Capital, and Amgen Ventures, among others.

Dr. Steven Gillis from Arch Venture Partners, who is our founding Chairman, was also the co-founder of Immunex and Corixa, companies focused on biologics and vaccines. Dr. Gillis will continue to serve on the board of the new Company.

Monoclonal antibody therapy has made tremendous advances over the past twenty years. As a result, antibody companies have experienced significant commercial success and currently represent one of the most promising therapeutic drug classes on the market.

The backbone of our Company and our monoclonal antibody discovery engine is our proprietary In-Situ Therapeutic Antibody Rescue, or "I-STAR" technology platform. I-STAR enables us to interrogate the entire human memory B cell repertoire to identify rare, naturally evolved monoclonal antibodies from the blood cells of immunologically-relevant human subjects to generate novel, disease-specific antibodies that target some of the most serious human diseases.

This is not an experimental platform. We have validated our ability to generate important new drug candidates through partnerships with Pfizer, Zenyaku Kogyo, and the International Aids Vaccine Initiative. We have also generated our own internal clinical candidates, specifically, a flu antibody and a CMV antibody that have shown proof-of-principle in animal and human studies.

I-STAR has the ability to generate value for shareholders in two ways. First, through our current partnerships, and also through new collaborations with other large pharmaceutical companies that are interested in highly-novel, productive therapeutic discovery approaches to expand their pipelines.

Second, by generating our own proprietary monoclonal antibodies against important disease targets and developing these independently. We also have the option of choosing at a later point in the development cycle to execute collaborations to expedite advancement toward commercialization.

The point is I-STAR is a robust technology engine that has generated and is expected to continue to generate value for shareholders through partnership funding and innovative new product development. That said, let me provide some background on our promising product candidates that have great potential to create shareholder value.

Our first product candidate is a fully human monoclonal antibody that targets a universal epitope conserved on the vast majority of influenza strains and has been shown to be broadly protective against both seasonal and pandemic strains of flu. We are developing our flu antibody initially for the treatment of patients who are hospitalized with serious seasonal influenza.

We have completed a 48-subject, Phase I clinical study demonstrating that the product appears to be safe, well tolerated and non-immunogenic with a predictable half-life and PK profile. We have recently completed a Phase IIa clinical study and plan to present these results at an upcoming scientific conference. We expect to begin a Phase IIb clinical trial in patients in early 2014.

Each year, more than 200,000 people in the United States are hospitalized for severe flu infection and approximately 36,000 die as a result. While antiviral treatments are available, they're often not optimally effective in severally ill or immunosuppressed patients. In addition, around the globe, we are seeing resistance to antivirals developing in various influenza strains.

So there is a clear need for new therapies which operate through novel mechanisms of action to address the evolving challenge of flu. As Eric mentioned, our flu antibody may also be effective in the treatment of pandemic flu, which could represent a very sizeable market opportunity for this product.

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AUGUST 01, 2013 / 01:00PM GMT, PIP - PharmAthene, Inc. and Theraclone Sciences Announce Merger Agreement to Create Diversified Biologics Company Targeting Government and Commercial Markets

Moving on, our next clinical candidate is a broadly neutralizing monoclonal antibody being developed for the prevention and treatment of human cytomegalovirus, or CMV, infection. CMV infections are relatively common in immunocompromised individuals, including patients with HIV, cancer, organ and bone marrow transplantation, and congenital CMV. We see broad applicability for our CMV antibody in a number of commercial markets and intend to fully explore these opportunities.

The first indication we are targeting is solid organ transplantation. We have completed a 40-subject, Phase I clinical study showing that our antibody was well tolerated with no dose-limiting toxicities or serious adverse events and with a favorable immunogenicity profile. We will be presenting the results of this study at the upcoming ICAAC meeting and have plans to commence a Phase II clinical trial later this year.

Combining Theraclone's promising antibody candidates with PharmAthene's portfolio of antibody and vaccine candidates, including SparVax, Valortim and the butyrylcholinesterase bioscavenger program, creates a complementary portfolio of high-value drug candidates targeting both government and commercial markets.

Before I close, I want to briefly address our preclinical programs. In addition to our collaborations with Pfizer and Zenyaku Kogyo, we also have a program in HIV partnered with the International Aids Vaccine Initiative to discover broadly neutralizing antibodies targeting the human immunodeficiency virus. The discovery of HIV-specific antibodies served as a powerful demonstration of the effectiveness of I-STAR and resulted in peer reviewed publications in both Science and Nature.

We are also pursuing our own internal oncology program, focused on the identification of antibodies that will be effective in HER2 negative breast cancer. We are very excited about the potential for this program and look forward to sharing more details with you as this program advances.

Together, PharmAthene and Theraclone will have full capabilities from discovery through product development with the potential to be a major force in the commercialization of biologics for government and global commercial markets. At this point, I will turn the call back over to Eric.

Eric Richman - PharmAthene, Inc. - President, CEO

Thank you, Cliff. The merger represents a compelling opportunity for our shareholders. Our leadership team will have representation from both Companies' current management teams, bringing together complementary expertise. All of our executives have substantial experience in discovering, developing, and commercializing vaccine and biologic therapeutics. Under the new management structure, Cliff will serve as President and Chief Executive Officer, while I will remain on the Board of Directors.

Following the merger, a nine-member board of directors will have representation from each Company, and Dr. Mitch Sayare, PharmAthene's current Chairman, will serve as Chairman of the merged Company. Mitch was previously Chairman and CEO of Immunogen, a prominent antibody discovery and development company, which now has a market cap of $1.6 billion. The new board has extensive experience in the life sciences industry and will bring valuable guidance and relationships to our ongoing efforts.

The transaction is intended to be a tax-free, all stock transaction and a merger of equals between PharmAthene and Theraclone. We anticipate the transaction will close in the fourth quarter of 2013, pending customary shareholder and regulatory approvals. The Company will continue to operate under the name of PharmAthene and trade on the NYSE MKT under the symbol "PIP". We will have offices based in Seattle, Washington, and Annapolis, Maryland.

Now, before I close, let me touch on the SIGA litigation. As you know, the case has been remanded to the Delaware Chancery Court for reconsideration of the remedy. We anticipate a resolution from the Delaware Chancery Court likely by year-end and a final Supreme Court decision, if appealed, by mid-2014.

While the future decisions of the SIGA litigation are very important to us, we believe this merger creates value today. The backbone of the new Company is one of the most innovative technology platforms in the monoclonal antibody field today, with promising potential to generate near and long-term revenue for the Company.

That concludes our formal remarks. I want to thank our audience for their interest and participation this morning. I would like to say, on behalf of our management teams and board of directors, we are enthusiastic about the combined potential of these two Companies and look forward to your continued support. Operator, could you please open up the call for Q&A?

QUESTION AND ANSWER

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AUGUST 01, 2013 / 01:00PM GMT, PIP - PharmAthene, Inc. and Theraclone Sciences Announce Merger Agreement to Create Diversified Biologics Company Targeting Government and Commercial Markets

Operator

Certainly. Thank you, Mr. Richman. So, ladies and gentlemen, we'll now conduct the question-and-answer session. (Operator Instructions). Okay, we have a question from the line of Nathan Cali of Noble Financial. Please go ahead with your question.

Nathan Cali - Noble Financial - Analyst

Sure, thanks. Good morning, guys. Thanks for taking the questions and congratulations on the merger.

Eric Richman - PharmAthene, Inc. - President, CEO

Thank you, Nathan, and thanks for joining us this morning.

Nathan Cali - Noble Financial - Analyst

Sure. For the seasonal and pandemic influence vaccine, what kind of titers have you guys seen in seroprotection have you seen with your vaccine thus far?

Cliff Stocks - Theraclone - CEO

Hi, Nathan, this is Cliff.

Nathan Cali - Noble Financial - Analyst

Hi, Cliff.

Cliff Stocks - Theraclone - CEO

And I just want to clarify, this is a monoclonal antibody therapeutic rather than a vaccine intended to elicit an immune response. So what we've done is gone in with our I-STAR technology and have been able to, in actual human subjects who have had an immune response to the flu virus, have been able to isolate, discover the B cell that was responsible for producing an antibody specific to the universal epitope on the flu virus. And then, from that we are able to take the genetic information from that B cell and create a manufacturing cell that manufactures that monoclonal antibody.

So you could look at this as a passive immunotherapy with a monoclonal antibody.

Nathan Cali - Noble Financial - Analyst

Okay. Excellent. Have you gotten any results or leading indications on how well the therapeutic performed, or have you just done healthy studies thus far?

Cliff Stocks - Theraclone - CEO

Thus far, with TCN-032, the flu antibody, we've conducted a Phase IIa viral challenge study, and that's a study where subjects are brought into quarantine. They're infected, they're not inoculated with a flu virus, and then 24 hours later they are dosed with TCN-032, or the antibody to flu, and we track clinical symptomatology as well as viral load. Those data will be presented at an upcoming conference around -- I think it's September 10 -- don't quote me, but it's right around there -- in South Africa in Johannesburg.

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AUGUST 01, 2013 / 01:00PM GMT, PIP - PharmAthene, Inc. and Theraclone Sciences Announce Merger Agreement to Create Diversified Biologics Company Targeting Government and Commercial Markets

Nathan Cali - Noble Financial - Analyst

Okay. Is that where you did the study? Or where did you do the study at?

Cliff Stocks - Theraclone - CEO

The study was done in the United Kingdom.

Nathan Cali - Noble Financial - Analyst

Okay.

Eric Richman - PharmAthene, Inc. - President, CEO

Nathan, that's one of the things -- I'm glad you brought that up. That's one of the things that is very attractive about putting these Companies together, is there is a constant flow of news that's going to be coming out from the portfolio, both from PharmAthene's portfolio and Theraclone's portfolio, on a quarterly basis, either presentations of new data at scientific meetings or achievement of milestones in development of these products.

Nathan Cali - Noble Financial - Analyst

Great, thanks. And then, what are the plans for the cytomegalovirus vac? Is that a -- that's a therapeutic as well?

Cliff Stocks - Theraclone - CEO

Likewise. Our technology and all of our products that we are developing to date are based around the I-STAR technology, where we do interrogate human memory B cell repertoire. So, we look at the repertoire of responses individuals have had to particular pathogens and are able to pull out those very interesting antibodies to specific epitopes that we find important on those pathogens.

And the same is said with the CMV antibody. That antibody, it has been published, the target is 82, antigenic domain II, which is a highly conserved epitope on the CMV virus. And at this point, we've completed the Phase I study. And now, we are preparing for a Phase II study in solid organic transplant patients, and that study should commence this year for sure.

Nathan Cali - Noble Financial - Analyst

Okay. So, what other indications can you go after for CMV while using a therapeutic as opposed to a prophylactic vaccine, let's say? Could you just go into that a little bit as far as how you can expand into other indications or other areas of therapeutics for CMV? (inaudible).

Cliff Stocks - Theraclone - CEO

Sure. Within the solid organ arena, there's -- kidney and liver comprise the bulk of solid organic transplants. But there's also bone marrow transplants that we could target as well with a prophylactic or therapeutic for CMV.

In the transplant setting, these therapeutics are used as prophylactically, so transplant patients would receive prophylaxis because you time their transplant so the transplant surgeon can put the antivirals or the antibodies onboard prior to the transplantation.

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AUGUST 01, 2013 / 01:00PM GMT, PIP - PharmAthene, Inc. and Theraclone Sciences Announce Merger Agreement to Create Diversified Biologics Company Targeting Government and Commercial Markets

Another very exciting indication for the CMV antibody is the congenital indication. So, there are women who are seronegative, or they do not have an adaptive immune response to CMV, and they are at risk during pregnancy of transmitting the CMV virus to their babies or to the fetus. And while it is a rare occurrence, and we do have orphan drug designation on this particular indication -- while it's rare, it is horrendous for the child. It results in -- CMV infection during -- in utero results in blindness or deafness or mental retardation.

And there's a lot of economics we can capture with respect to preventing that because it's about $2 billion a year in the US for the care of these individuals who are blind or deaf -- cochlear implants and the like -- or just the care of a developmentally challenged person over their lifetime.

Eric Richman - PharmAthene, Inc. - President, CEO

This is Eric, Nathan. I'll just add a couple of comments. You asked specifically about treatment indications. There has been a huge resurgence of interest by investors and companies in the CMV space, and it's largely because the products that are being developed are small molecules. And they are limited by their -- their dose is limited by toxicities.

And whether it's toxicity or resistance that develops, this product that Theraclone is developing and what really attracted PharmAthene to the Company is that it is a monoclonal antibody, it's a biologic.

So, in situations where you need to spare an organ, or one of the results of using high dose antivirals may be bone marrow toxicity. In the case, for example, of CMV pneumonia developed in a bone marrow transplant patient, the last thing you want to do is use a small molecule to treat the CMV. So, a monoclonal antibody such as Theraclone's product would have potential applications there as well as in many other settings where either used alone or in combination with antivirals for treatment of CMV pneumonia.

Nathan Cali - Noble Financial - Analyst

So, basically, for a congenital prophylactic, women are assessed for CMV prior to getting pregnant, or would you use this across-the-board as a prophylactic for all women that are pregnant? Is that -- what's the idea --? Being that it's an orphan indication, so what's the idea there? Because in the past we've heard discussions that a CMV vaccine will be used in all women to prevent congenital defects. If you could just elaborate on that a little bit.

Cliff Stocks - Theraclone - CEO

Sure. There are companies that are working on CMV vaccines. There hasn't been anything that's looking too successful at this point. We're certainly watching that space, and that would be a good approach to have a CMV vaccine.

Currently today, and standards of practice are changing, but in Southern Europe and in Israel, certain countries around the world where CMV congenital infection is a real problem, they do have standard screening of serotyping of mothers who are newly pregnant, who are contemplating pregnancy. And it is those individuals in those countries that would be targeted for therapy during their pregnancy to give them the protection -- to protect them and their fetus from the maternal transmission of that virus to the fetus.

The practices in the US are changes in that regard, as there is more and more becoming known about this particular outcome of CMV infection in babies. And you're seeing now in OB-GYN offices pamphlets that are educating women on the risks to CMV infection, which are primarily at this time to stay away from young children. It's usually the second child that might cause the mother -- where there might by this infection because the first child is in daycare around other kids and picks up the CMV virus and brings it home to mom. So that's the intended usage.

In a screening situation, you would identify those women who are at risk of transmitting the virus, and they would receive prophylactic therapy during the pregnancy.

Nathan Cali - Noble Financial - Analyst

Thanks a lot. And then, just a quick question for Eric on SparVax. What's our next -- I know we just got off clinical hold and you guys are moving forward. What's the next advancement there or release as far as that goes? Are you guys going to be initiating that study this year, or how does that look?

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AUGUST 01, 2013 / 01:00PM GMT, PIP - PharmAthene, Inc. and Theraclone Sciences Announce Merger Agreement to Create Diversified Biologics Company Targeting Government and Commercial Markets

Eric Richman - PharmAthene, Inc. - President, CEO

Yes. Thanks for that question. So, as you may recall, the clinical hold represented one area of our contract with BARDA which was put on hold. So, all of the other areas that we agreed to execute on were being executed on. So, we had six or seven other milestones which we continue to work on.

Now that the clinical hold has been lifted by the FDA, we are working with our partners at BARDA to get that product back into the clinic as soon as possible. And that entails a variety of things, which may include trial design, agreement on trial design, and then moving forward with actually initiating that clinical study. Our expectation is that we will be starting that clinical study, certainly, by the end of this year. We know that our partners at BARDA are very interested in us to do that and we're working very well with them to achieve that goal.

Nathan Cali - Noble Financial - Analyst

Thanks. And have you had any discussions with BARDA up to this point in regards to the new seasonal therapeutic for influenza?

Eric Richman - PharmAthene, Inc. - President, CEO

All I can say about that at this point is there was a Broad Agency Announcement which was issued and Theraclone responded to that Broad Agency Announcement. And is typically the case is with BARDA is they have -- they make decisions which are data-driven and scientifically-driven. They will evaluate that proposal and determine whether or not it is of interest for them to consider funding. And if that is the case, there certainly will be some news around that and we'll update you on that in the future.

Cliff Stocks - Theraclone - CEO

I will add, though, that certainly BARDA is very interested in influenza, especially as we've seen certain strains of flu --H7N9, for example, or H5N1 in China and Southeast Asia, that are lethal in their nature. And while yet to pick up the ability to transmit from human to human, certainly those viruses could mutate in a way that would allow that, and BARDA is working hard to make sure that we have the stockpiles to protect against those newly emerging strains.

Nathan Cali - Noble Financial - Analyst

Sure, sure. And then, just two more final follow-up questions. What will be the fully diluted share count? And then, what will be the final cash position once you guys merge -- estimated cash?

Eric Richman - PharmAthene, Inc. - President, CEO

For that question, I'm going to turn that over to our Chief Financial Officer, Linda Chang.

Linda Chang - PharmAthene, Inc. - SVP, CFO

Hi, Nathan.

Nathan Cali - Noble Financial - Analyst

Hi.

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AUGUST 01, 2013 / 01:00PM GMT, PIP - PharmAthene, Inc. and Theraclone Sciences Announce Merger Agreement to Create Diversified Biologics Company Targeting Government and Commercial Markets

Linda Chang - PharmAthene, Inc. - SVP, CFO

Thank you for that question. As you know, we will be -- in the coming weeks, we will be busy at work preparing to file the merger proxy and will address those matters when the information becomes public, will be filed. But having said that, let me give you some perspective.

As Eric just mentioned, we are currently executing under our SparVax contract with the government. We still have remaining funds, and those activities will run into next year at a minimum. While Theraclone is developing its pipeline, it also has partnerships. And at the same time, as Eric and Cliff just both mentioned, they have responded to the government's BAA on influenza.

And lastly, as we disclose or as we have discussed that we -- at this time, we expect the final resolution on the SIGA litigation to occur in 2014. So with all that, I think hopefully that gives you a sense that the combined Companies' finances will be well managed. The cash usage will be very disciplined.

Nathan Cali - Noble Financial - Analyst

Thanks a lot. And I have to congratulate you on managing your expenses over this past year, a great job.

Linda Chang - PharmAthene, Inc. - SVP, CFO

Thank you.

Operator

Thank you for your question. Our next question is from the line of Yi Chen of Aegis Capital. Please go ahead.

Yi Chen - Aegis Capital - Analyst

Hi. Thank you for taking my question. My first question is, could you tell us the pre-money valuation of Theraclone at its last financing? And how does PharmAthene value Theraclone at this juncture net of its cash?

Linda Chang - PharmAthene, Inc. - SVP, CFO

Hi. So, (technical difficulty) as I mentioned, we've been refrained from -- we've been asked to refrain from discussing those matters in detail due to the fact that we have yet to file the merger proxy. But I will reiterate the fact that it is a merger of equals, so we can now take a look at where the Company -- where PharmAthene has been. So I'll just leave it at that, but rest assured that we will address those matters when the information becomes public in the form of the merger proxy prospectus.

Yi Chen - Aegis Capital - Analystv

Okay. My second question is why does PharmAthene choose to do this deal now, instead of waiting for the ruling from the court for the SIGA litigation?

Eric Richman - PharmAthene, Inc. - President, CEO

Thank you for your question and thank you for joining us this morning. And as I said in my formal remarks, PharmAthene has outlined a strategy for building a strong core business in biodefense and diversifying outside of biodefense. And with this opportunity with Theraclone, the timing was just right. We were opportunistic. We saw a technology that was exactly on strategy for what we were looking to do, and by combining the Companies we were able to accomplish a couple of things.

First of all, we preserved the upside related to the SIGA litigation and the SIGA revenue stream. We preserved the upside on our portfolio of products that we're developing with our partners at BARDA. And we have additional upside now related to a pipeline of valuable products that are targeting very important indications.

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AUGUST 01, 2013 / 01:00PM GMT, PIP - PharmAthene, Inc. and Theraclone Sciences Announce Merger Agreement to Create Diversified Biologics Company Targeting Government and Commercial Markets

So from our perspective, the timing was right for us to do this deal for all of those purposes. And it was also very interesting for us when we looked at putting the Companies together, how complementary they were. So, for example, Theraclone has a chief scientific officer; we don't have one. Theraclone has a chief medical officer; we don't have one. Putting the Companies together really deepened the scientific bench and increased the ability for us to be able to execute on our current programs and for them to execute later stage on their programs.

But I think, most importantly, we could wait another year until the SIGA resolution -- until we have the resolution on the SIGA litigation, but we have been looking for the right opportunity to create value today, and we believe that Theraclone is that opportunity.

Yi Chen - Aegis Capital - Analyst

Okay, thank you.

Linda Chang - PharmAthene, Inc. - SVP, CFO

Thank you.

Operator

Thank you very much for your question. Our next question is from the line of Robert Fuentes, Private Investor. Please go ahead.

Robert Fuentes Private Investor

Good morning, Eric. Congratulations on the merger. Some of my questions were earlier addressed, but I have another one. With regard to the Pfizer collaborations at Theraclone, can you give us some detail on the extent of the funding of those collaborations and some timeline when they expect it to be submittable to the FDA for filing?

Eric Richman - PharmAthene, Inc. - President, CEO

Good morning, Dr. Fuentes. Thank you for joining us. On the Pfizer collaboration, I'm going to turn that over to Cliff.

Cliff Stocks - Theraclone - CEO

The numbers in the Pfizer collaboration have not been disclosed. That deal was struck in January of 2011, and at that time we had a couple of programs structured under the deal with Pfizer whereby we received milestones -- the upfront payments and then milestones to the research funding and then developed funding -- research funding for the development and discovery of those antibodies.

The deals were constructed where we can get milestones through the discovery process, milestones in the development cycle, and then also commercialization milestones, as well as royalties on the back-end for product sales. And we're going to respect the confidentiality that Pfizer has requested of us with respect to the numbers in the milestones and with respect to the targeted indications.

Robert Fuentes Private Investor

Okay. Has any milestone been paid out so far?

Cliff Stocks - Theraclone - CEO

There have been milestones reached under the discovery program, yes.

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AUGUST 01, 2013 / 01:00PM GMT, PIP - PharmAthene, Inc. and Theraclone Sciences Announce Merger Agreement to Create Diversified Biologics Company Targeting Government and Commercial Markets

Robert Fuentes Private Investor

Okay, thank you.

Operator

Thank you very much for your question. So, ladies and gentlemen, we will now take one more question, and that's from the line of Greg Wade, Wedbush. Please go ahead. Okay, you may proceed with your question.

Greg Wade - Wedbush - Analyst

Can you hear me?

Operator

We can hear you now, Greg. Thank you.

Greg Wade - Wedbush - Analyst

Thanks. Could you just tell us what you expect to be the outcome of the SIGA litigation, how much you and the board of directors of Theraclone value the -- that? Thanks.

Eric Richman - PharmAthene, Inc. - President, CEO

Greg, it's a little difficult to hear you, but I think what you asked is you're asking for what is our view of the outcome of the SIGA litigation and how does Theraclone value that? Is that correct?

Greg Wade - Wedbush - Analyst

That's correct.

Eric Richman - PharmAthene, Inc. - President, CEO

Okay. Well, I can't tell you with any certainty what the outcome of the SIGA litigation is going to be; however, as you've seen historically, we have been successful in the court -- in the Delaware Chancery Court at the Supreme Court level, and all I can say is that we remain very confident in our -- in the merits of this case.

So, we would expect, certainly, by the end of this year we would have resolution at the Delaware Chancery Court; and if appealed, it would go to the Delaware Supreme Court, which would likely be at the outside resolved by the middle of next year. And that's just a prediction.

As far as what does -- I'm sorry?

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AUGUST 01, 2013 / 01:00PM GMT, PIP - PharmAthene, Inc. and Theraclone Sciences Announce Merger Agreement to Create Diversified Biologics Company Targeting Government and Commercial Markets

Greg Wade - Wedbush - Analyst

Eric, I was actually asking Clifford what Theraclone's Board of Directors' opinion was with respect to the (technical difficulty) of that, with respect to the transaction. Sorry.

Cliff Stocks - Theraclone - CEO

Of course, we did a lot of due diligence on PharmAthene in general across-the-board -- their products, their people, terrific people and a nice infrastructure here. And we also had counsel looking at the information around the SIGA situation and the potential outcomes. We were advised on those.

Again, there's no telling what it might be, but it looked to us and we are confident that it would be an outcome that would be favorable for PharmAthene. And certainly, together we think that that will be a form of non-dilutive funding to be able to fund some of our programs in the future.

Greg Wade - Wedbush - Analyst

Thanks.

Operator

Thank you very much for your question. Okay, so now, ladies and gentlemen, that concludes the question-and-answer session. I would now like to turn the conference back over to Mr. Eric Richman for closing remarks.

Eric Richman - PharmAthene, Inc. - President, CEO

Thank you. Again, I want to express our gratitude to our shareholders for their support. We strongly believe that our complementary pipelines of clinical and preclinical stage products addressing high value government and commercial markets will provide important value-driving milestones for shareholders through data and partnerships.

Also, developing products for both government and commercial markets greatly expands the potential financial return of our pipeline. Thank you again for your interest and support and for your participation on the call today. Thank you.

Operator

Thank you very much to all of the presenters. Thank you, ladies and gentlemen. That concludes today's session. You may now disconnect your lines. Have a good day. Thank you.

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AUGUST 01, 2013 / 01:00PM GMT, PIP - PharmAthene, Inc. and Theraclone Sciences Announce Merger Agreement to Create Diversified Biologics Company Targeting Government and Commercial Markets

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